UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

ETERNAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Nevada	0-50906	20-0237026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2120 West Littleton Blvd., Suite 300, Littleton, Colorado 80120
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 385-1230

SECTION 5 —CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of the opening of business on November 21, 2005, the resignations of Frederick Fisher, Tom Murdoch, and Chris Sturdy from the registrant’s Board of Directors became effective. As the registrant had previously announced, these resignations were to become effective ten days after the filing of the registrant’s Information Statement with the Securities and Exchange Commission and the distribution of the Information Statement to its stockholders, both of which events occurred on November 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNAL ENERGY CORP.

Date: November 21, 2005	By:	/s/ Bradley M. Colby

Bradley M. Colby President and Chief Executive Officer